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                                                                    EXHIBIT 99.7

                                RCN CORPORATION

                         NOTICE OF GUARANTEED DELIVERY

                                PURSUANT TO THE
             OFFER TO EXCHANGE COMMON STOCK OF RCN CORPORATION FOR
                            ANY AND ALL OUTSTANDING
               13 3/4% SUBORDINATED EXCHANGE DEBENTURES DUE 2010
                      OF 21ST CENTURY TELECOM GROUP, INC.
                        AND SOLICITATION OF CONSENTS FOR
                       AMENDMENT OF THE RELATED INDENTURE

   The Exchange Agent for the Exchange Offer and the Consent Solicitation is:

                   CHASE MELLON SHAREHOLDER SERVICES, L.L.C.


           By Mail:                        By Hand:                 By Overnight Delivery:
   Reorganization Department       Reorganization Department       Reorganization Department
          PO Box 3301                    120 Broadway                 85 Challenger Road
  South Hackensack, NJ 07606              13th Floor                  Mail Stop -- Reorg
                                      New York, NY 10271           Ridgefield Park, NJ 07660
                                  By Facsimile Transmission:
                                  (for Eligible Institutions
                                             Only)
                                        (201) 296-4293
                                Confirm Facsimile by Telephone
                                             ONLY:
                                        (201) 296-4860

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

     As set forth in the Prospectus and Consent Solicitation dated --, 2000 (as it may be supplemented and amended from time to time, the "Prospectus") of RCN Corporation, a Delaware Corporation ("RCN"), under "The Exchange
Offer -- Procedures for Exchanging Debentures and Delivering Consents," and in the Instructions of the Consent and Letter of Transmittal (the "Consent and Letter of Transmittal"), this form, or one substantially equivalent hereto, or an Agent's Message (as defined in the Consent and Letter of Transmittal and described in the Prospectus) relating to the guaranteed delivery procedures, must be used to accept RCN's offer (the "Exchange Offer") to exchange common stock of RCN, par value $1.00 per share (the "RCN Stock"), for any and all of the outstanding 13 3/4% Subordinated Exchange Debentures Due 2010 (the "Debentures") of 21st Century Telecom Group, Inc. (the "Issuer"), if, after the Consent Expiration Date and prior to the Exchange Offer Expiration Date (as such terms are defined in the Consent and Letter of Transmittal and described in the Prospectus), (a) certificates representing such Debentures are not immediately available, (b) time will not permit the Consent and Letter of Transmittal, certificates representing such Debentures and other required documents to reach the Exchange Agent on or prior to the Exchange Offer Expiration Date, or (c) the procedures for book-entry transfer cannot be completed, on or prior to the Exchange Offer Expiration Date.

     In conjunction with the Exchange Offer, RCN is also soliciting (the "Consent Solicitation") consents (the "Consents") to certain proposed amendments (the "Proposed Amendments") to the Indenture, dated as of February 15, 1998, as amended (the "Indenture"), between the Issuer and IBJ Schroeder Bank & Trust Company, as trustee (the "Trustee"), pursuant to which the Debentures were issued. This form must be delivered by an Eligible Institution (as defined herein) by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth above.
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     THIS NOTICE OF GUARANTEED DELIVERY MAY NOT BE USED TO TENDER DEBENTURES OR
DELIVER CONSENTS ON OR PRIOR TO THE CONSENT EXPIRATION DATE.

     This form is not to be used to guarantee signatures. If a signature on the Consent and Letter of Transmittal is required to be guaranteed by a Medallion Signature Guarantor (as such term is defined in the Consent and Letter of Transmittal and described in the Prospectus) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Consent and Letter of Transmittal.

     The undersigned hereby tender(s) to RCN, upon the terms and subject to the conditions set forth in the Prospectus and the Consent and Letter of Transmittal (receipt of which is hereby acknowledged), the principal amount of the Debentures specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Exchanging Debentures and Delivering Consents -- Guaranteed Delivery." The undersigned hereby authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to RCN, the Issuer and the Trustee with respect to the Debentures tendered pursuant to the Exchange Offer.

     The undersigned understands that holders who desire to tender their Debentures pursuant to the Exchange Offer and receive the total consideration (as described in the Prospectus) are required to provide Consents to the Proposed Amendments with respect to such Debentures on or prior to the Consent Expiration Date. Holders who validly tender thereafter will only receive the Exchange Offer consideration (as described in the Prospectus).

     The undersigned understands that RCN will accept for exchange Debentures validly tendered on or prior to the Exchange Offer Expiration Date. This Notice of Guaranteed Delivery may only be utilized after the Consent Expiration Date and prior to the Exchange Offer Expiration Date. The undersigned also understands that tenders of Debentures may be withdrawn at any time prior to the Exchange Offer Expiration Date but neither the Exchange Offer consideration nor the early consent payment (as described in the Prospectus) shall be payable in respect of the Debentures so withdrawn. For a valid withdrawal of a tender of Debentures to be effective, it must be made in accordance with the procedures set forth in the Prospectus under the caption "The Exchange Offer -- Withdrawal of Tendered Debentures and Revocation of Consents." The undersigned understands that a valid withdrawal of tendered Debentures on or prior to the Consent Expiration Date will constitute a concurrent valid revocation of the related Consent.

     The undersigned understands that payment for Debentures exchanged by the issuance of certificates representing RCN Stock will be made only after timely receipt by the Exchange Agent of (i) such Debentures, or a Book-Entry Confirmation, and (ii) a Consent and Letter of Transmittal (or a manually signed facsimile thereof), including by means of an Agent's Message, the transfer of such Debentures into the Exchange Agent's account at DTC, as defined in the Consent and Letter of Transmittal and described in the Prospectus) with respect to such Debentures properly completed and duly executed, with any signature guarantees and any other documents required by the Consent and Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the execution hereof. The undersigned also understands that under no circumstances will interest be paid by RCN by reason of any delay in making payment to the undersigned and that the Exchange Offer consideration for Debentures tendered pursuant to the guaranteed delivery procedures will be the same as that for Debentures delivered to the Exchange Agent after the Consent Expiration Date and on or prior to the Exchange Offer Expiration Date, even if the Debentures to be delivered pursuant to the guaranteed delivery procedures are not so delivered to the Exchange Agent, and therefore payment by the Exchange Agent on account of such Debentures is not made, until after the Exchange Offer Expiration Date. THE UNDERSIGNED IS AWARE THAT, ON OR PRIOR TO THE CONSENT EXPIRATION DATE, TENDERS OF DEBENTURES AND THE RELATED CONSENTS CANNOT BE DELIVERED USING THE GUARANTEED DELIVERY PROCESS AND THAT USE OF THE GUARANTEED DELIVERY PROCESS COULD RESULT IN A TENDER OF DEBENTURES AND THE RELATED CONSENT BEING DEFECTIVE.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to give the Consent to the Proposed Amendments. All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

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
                                        PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or              Date: ---------------------------------------------
Authorized Signatory:                                Address ------------------------------------------
---------------------------------------------------  ---------------------------------------------------
---------------------------------------------------  ---------------------------------------------------
Name(s) of Registered Holder(s):                     ---------------------------------------------------
---------------------------------------------------  Area Code and Telephone No.
---------------------------------------------------  ---------------------------------------------------
Principal Amount of Debentures Tendered:             If Debentures will be delivered by book-entry
---------------------------------------------------  transfer, check trust company below:
---------------------------------------------------  [ ] The Depository Trust Company
Certificate No.(s) of Note (if available)            Exchange Agent
---------------------------------------------------  Account No. -------------------------------------
---------------------------------------------------

     HOLDERS WHO DESIRE TO RECEIVE THE TOTAL CONSIDERATION MUST CONSENT TO THE
PROPOSED AMENDMENTS AND VALIDLY TENDER THEIR DEBENTURES ON OR PRIOR TO THE
CONSENT EXPIRATION DATE. HOLDERS SHOULD BE AWARE THAT, ON OR PRIOR TO THE
CONSENT EXPIRATION DATE, TENDERS OF DEBENTURES AND THE RELATED CONSENTS CANNOT
BE DELIVERED USING THE GUARANTEED DELIVERY PROCESS AND THAT USE OF THE
GUARANTEED DELIVERY PROCESS COULD RESULT IN A TENDER OF DEBENTURES AND THE
RELATED CONSENT BEING DEFECTIVE.

     This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear(s) on certificate(s) for Debentures or on a security position listing as the owner of Debentures, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

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Name(s):        ------------------------------------------------------------
                ------------------------------------------------------------
Capacity:       ------------------------------------------------------------
                ------------------------------------------------------------
Address(es):    ------------------------------------------------------------
                ------------------------------------------------------------

     DO NOT SEND DEBENTURES WITH THIS FORM. DEBENTURES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED CONSENT AND LETTER OF TRANSMITTAL.

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member of the Securities Transfer Agents Medallion Program (an "Eligible Institution"), hereby represents that the tender of Debentures hereby complies with Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and guarantees that the Debentures tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Debentures and Delivering Consents -- Guaranteed Delivery"), and that the Exchange Agent will receive (a) such Debentures, or a Book-Entry Confirmation of the transfer of such Debentures into the Exchange Agent's account at DTC and (b) a properly completed and duly executed Consent and Letter of Transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the Consent and Letter of Transmittal, or a properly transmitted Agent's Message, within three New York Stock Exchange, Inc. trading days after the date of execution hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Consent and Letter of Transmittal and Debentures to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
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Authorized Signature
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Title:
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Address:
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                                                                  (Zip Code)

Area Code and Telephone Number:
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Dated:
---------------------------, 2000

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